UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 4, 2013

SCIENTIFIC GAMES CORPORATION

(Exact name of registrant as specified in its charter)

0-13063

(Commission File Number)

Delaware	81-0422894
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

750 Lexington Avenue, 25th Floor, New York, New York 10022

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (212) 754-2233

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07          SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On June 4, 2013, Scientific Games Corporation (the “Company”) held its Annual Meeting of Stockholders.  At the meeting, the Company’s stockholders:  (1) elected all of the Company’s nominees for director; and (2) ratified the appointment of Deloitte & Touche LLP as the Company’s independent auditor for the fiscal year ending December 31, 2013.  The voting results are as follows:

Proposal 1:          Election of Directors

	For	Withheld	Broker Non-Votes
A. Lorne Weil	66,609,922	2,710,593	8,602,702
Peter A. Cohen	38,902,325	30,418,190	8,602,702
Gerald J. Ford	53,775,095	15,545,420	8,602,702
David L. Kennedy	67,690,119	1,630,396	8,602,702
Paul M. Meister	41,164,207	28,156,308	8,602,702
Ronald O. Perelman	67,669,039	1,651,476	8,602,702
Michael J. Regan	57,906,310	11,414,205	8,602,702
Barry F. Schwartz	48,052,073	21,268,442	8,602,702
Frances F. Townsend	60,831,455	8,489,060	8,602,702

Proposal 2:          Ratification of Appointment of Deloitte & Touche LLP

For	Against	Abstain
75,369,071	1,716,318	837,828

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SCIENTIFIC GAMES CORPORATION

By:	/s/ Jeffrey S. Lipkin
Name:	Jeffrey S. Lipkin
Title:	Senior Vice President and Chief Financial Officer

Date:  June 5, 2013